SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2007
Apollo Resources International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Utah
(State or Other Jurisdiction of Incorporation)

000-25873	84-1431425
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)
(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) Effective April 27, 2007, we appointed Darren L. Miles to the position of Chief Financial Officer.
Mr. Miles, 48, brings over 21 years of experience in corporate finance, mergers and acquisitions, and investment banking to the Company. He presently serves as Chief Financial Officer of Earth Biofuels, Inc., a majority-owned subsidiary of the Company. Prior to joining the Company, Mr. Miles consulted for GVC Financial Services, LLC for 3 years. Prior to that, Mr. Miles was a Director in a middle market investment banking firm specialized in recapitalizations, acquisitions, sales, and capital market funds sourcing. Mr. Miles also served as Director for Lewis Hollingsworth LP, a private equity fund where he directed turn-around efforts for portfolio companies while focusing on deal origination, structure, and negotiations. From September 2001 to August 2002, Mr. Miles also served as CEO of Fresh America Corporation (a publicly traded company). Darren holds his B.S. in accounting from Murray State University.
We have not entered into any employment agreement with Mr. Miles at this time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International, Inc. (Registrant)
Date: May 4, 2007	By:	/s/ Dennis G. McLaughlin
Dennis G. McLaughlin,
Chief Executive Officer